POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints Angelos M. Stergiou, M.D., Sc.D. h.c., David Moser, J.D. and YiYi Lam of SELLAS Life Sciences Group, Inc. (the "Company"), and Ron A. Metzger of Cooley LLP with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or 10% beneficial owner, as the case may be, of the Company, Forms 3, 4 and 5 (and any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority;
(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any broker or financial institution, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and
(4) take any other action in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

The undersigned has caused this Power of Attorney to be executed as of this 29th day of December, 2017.


/s/ Fabio Lopez
Fabio Lopez

Varibobi Financial Holdings Limited
/s/ Fabio Lopez, Authorized Signatory

EQC Private Markets SAC Fund II Ltd EQC Biotech Sely S Fund
/s/ Daniel Tafur, Director

EQC Private Markets SAC Fund Ltd EQC Biotech Sely I Fund
/s/ Daniel Tafur, Director

EQC Private Markets SAC Fund Ltd EQC Biotech Sely II Fund
/s/ Daniel Tafur, Director

EQC Private Markets II SAC Fund Ltd EQC Biotech Sely III Fund
/s/ Daniel Tafur, Director

Equilibria Capital Management Limited
/s/ Daniel Tafur, Director

Castilian Ltd.
/s/ Daniel Tafur, Director

/s/ Daniel Tafur